EXHIBIT 1
JOINT FILING AGREEMENT
By this Agreement, the undersigned agree that this Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the Ordinary Shares, par value $0.00001 per share, and American Depositary Shares, each representing three Ordinary Shares, of Spreadtrum Communications, Inc. is being filed on behalf of each of us.
DATED: March 25, 2010

SLP CATHAY HOLDINGS LTD.
By:	/s/ James A. Davidson
	Name:	James A. Davidson
	Title:	Director

SILVER LAKE PARTNERS III CAYMAN (AIV III), L.P. By: Silver Lake Technology Associates III Cayman, L.P., its general partner, by Silver Lake (Offshore) AIV GP III, Ltd., its general partner
By:	/s/ James A. Davidson
	Name:	James A. Davidson
	Title:	Director

SILVER LAKE TECHNOLOGY INVESTORS III CAYMAN, L.P. By: Silver Lake Technology Associates III Cayman, L.P., its general partner, by Silver Lake (Offshore) AIV GP III, Ltd., its general partner
By:	/s/ James A. Davidson
	Name:	James A. Davidson
	Title:	Director

SILVER LAKE TECHNOLOGY ASSOCIATES III CAYMAN, L.P. By: Silver Lake (Offshore) AIV GP III, Ltd., its general partner
By:	/s/ James A. Davidson
	Name:	James A. Davidson
	Title:	Director

SILVER LAKE (OFFSHORE) AIV GP III, LTD.
By:	/s/ James A. Davidson
	Name:	James A. Davidson
	Title:	Director